INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our financial statement audit report dated April 2, 2004, appearing in this Annual Report on Form 10-KSB of Diversified Financial Resources Corporation for the year ended December 31, 2004.

JONES SIMKINS, P.C.

/s/ Jones Simkins, P.C.

Logan, Utah
April 19, 2005